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                                                                     EXHIBIT 21

                        ZAPATA CORPORATION SUBSIDIARIES

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Name                                    Place of Incorporation        Ownership
- ----                                    ----------------------        ---------
Cimarron Gas Holding Company                Delaware                     100%
   Cimarron Gas Companies, Inc.             Oklahoma                     100%
   Tyler Gas Co.                            Texas                        100%
   Kodiak Compression, Inc.                 Oklahoma                     100%
   Stellar Energy Corporation               Texas                        100%
   Stellar Pipeline Company                 Texas                        100%
   Stellar Transmission Company             Texas                        100%
Energy Industries, Inc.                     Delaware                     100%
Pesquera Zapata, S.A. de C.V.               Mexico                        49%
Tanker Leasing Corporation                  Delaware                     100%
Williams-McWilliams Co., Inc.               Delaware                     100%
Zapata Acquisition Corp.                    Delaware                     100%
Zapata Compression Investments, Inc.        Delaware                     100%
   Zapata Energy Industries, L.P.           Delaware                     100%
Zapata Corporation of America, Inc.         Delaware                     100%
Zapata Corporation of Texas, Inc.           Texas                        100%
   Copestone Enterprises, Inc.              Delaware                      50%
Zapata Exploration Company                  Delaware                     100%
   Zapata Offshore Gathering Company, Inc.  Delaware                     100%
Zapata Fishing, Inc.                        Delaware                     100%
Zapata Minerals, Inc.                       Delaware                     100%
Zapata Ocean Resources, Inc.                Puerto Rico                  100%
Zapata Off-Shore Company                    Delaware                     100%
   Zapata Drilling, Inc.                    Delaware                     100%
   Zapata North Sea, Inc.                   Panama                       100%
Zapata Overseas Capital Corporation         Delaware                     100%
   Zapata Canada Inc.                       British Columbia             100%
Zapata Protein, Inc.                        Delaware                     100%
   Amigo Feeds, Ltd.                        Bermuda                       50%
   Tullco Inc.                              Delaware                     100%
   Venture Milling Company                  Delaware                     100%
   Zapata Protein International Limited     Cayman Islands               100%
   Zapata Protein (USA), Inc.               Virginia                     100%
   Zarpe Trading, Ltd.                      Barbados                     100%
Zapata Rentals, Inc.                        Delaware                     100%
Zapata Services Corporation                 Delaware                     100%
Zapata Tankships, Inc.                      Delaware                     100%
   Zapata Ocean Carriers, Inc.              Delaware                     100%
   Zapata Sea Services, Inc.                Delaware                     100%
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